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                                                                   EXHIBIT 10(N)

                   JOHNSON & JOHNSON ESTATE PRESERVATION PLAN

                              SUMMARY DESCRIPTION

     Johnson & Johnson (the "Company") has established the Estate Preservation Plan (the "EPP") to assist selected key employees of the Company to better plan for their retirement and estate needs. The EPP provides for the Company and the participant, or a trust created by the participant, to purchase a life insurance policy on the life of the participant or the joint life of the participant and spouse. The Split Dollar Agreement (the "Agreement," annexed to this Summary Description as Annex 1) represents the controlling document regarding the respective rights, benefits and obligations of the parties under the EPP and the life insurance policy. The following is a description of the operative provisions of the Agreement and the coordination of the EPP with the Executive Income Deferral Plan. The EPP is separate and distinct from the Executive Income Deferral Plan.

ELIGIBILITY TO PARTICIPATE

     1. Selected key executives who are also participants in the Executive Income Deferral Program will be notified of their eligibility to participate in the EPP.

     2. The Compensation Committee (the "Committee") may decide that a participant is no longer eligible for participation due to a change in employment status. If this happens, any Agreement(s) entered into prior to that date will remain intact, however, the participant will no longer be eligible to make future deferral commitments into the EPP, as described below.

ELECTION TO PARTICIPATE

     1. The participant may elect to participate in the EPP by agreeing to defer receipt of some portion of current compensation, either salary, bonus or both. The amounts deferred can be either a stated dollar amount or a percentage and will be made on a form approved by the Committee.

     2. The participant can choose to have the amounts deferred only for the next calendar year or for a period of up to 5 years. The elections are irrevocable after a ninety day period.

     3. If the participant elects to defer a percentage of salary or bonus, the amount which will be contributed to the EPP will be fixed as of the initial election -- in other words, the amount to be deferred will not be increased as a result of increasing salary or bonus.

     4. The participant may also choose to waive the right to receive all or a portion of current account balances under the Executive Income Deferral Program in favor of participation in the EPP.

     5. The amount that the participant chooses to defer (or waive) will be contributed to the EPP in the form of premiums on a life insurance contract.

POLICY OWNERSHIP AND PROVISIONS

     1. The participant will indicate at the time of the deferral election whether the insurance contract is on the joint life of the participant and spouse, or on the participant's life alone. The participant (or a trust created by the participant to accomplish estate planning objectives) will be the owner of the policy (the "Owner").

     2. The participant will enter into a split dollar agreement giving certain rights to the Company, as security for the amount of the premiums that it has paid into the policy.

     3. The Company's interest in the policy cash values or death benefit will be limited to the lesser of the cash value or cumulative premiums paid.

     4. The Owner's interest in the policy will be anything in excess of the Company's interest.
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     5. In the event of the Company's insolvency, all of the cash value in the policy will be subject to creditors.

     6. The Company will recover its interest in the policy upon the death of the insured(s) or the termination of the split dollar agreement.

     7. The Owner (participant or trust) will have the right to choose the funds in which the policy cash values are invested.

     8. Both the participant and the Company can assign their respective interests in the policy to an individual or a trust.

     9. The Owner (participant or trust) will not be permitted to withdraw or borrow any portion of the cash value without the written consent of the Company.

     10. The split dollar agreement will terminate at the death of the insured(s), agreement of both parties, failure of the Company to pay premiums due, or the insured's failure to complete the underwriting or policy issuance process.

     11. The participant will be provided with a financial projection based on the amount of compensation that the participant elects to defer (or waive). This projection is not a guarantee of policy performance, but only a projection based on certain assumptions.

TAXATION TO PARTICIPANT

     1. The participant will recognize "imputed income" annually on the value of the death benefit provided under the agreement.

     2. The value will be determined based on the insurance carriers one-year term rates for either the participant alone or on the joint lives of participant and spouse.
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                                                                      ANNEX 1 TO
                                                               JOHNSON & JOHNSON
                                                        ESTATE PRESERVATION PLAN

                             SPLIT DOLLAR AGREEMENT

     This Split Dollar Agreement is entered into as of
     -----------------------------------------,
     --------------, by and between JOHNSON & JOHNSON, a New Jersey corporation (the "Employer"), and
------------
------------
------------------------, an individual (the "Employee"), or
------------------------
------------------------, a trust created by the Employee (hereinafter, the Employee or this trust shall be referred to as the "Owner" when referred to in that capacity).

                                    RECITALS

     Whereas, the Employee performs specified tasks for the Employer and is eligible to participate in the Estate Preservation Plan; and

     Whereas, the Employee wishes to provide protection to his family in the event of death under a policy of insurance, and the Employer is willing to pay the premiums due on such life insurance as an additional benefit to the Employee; and

     Whereas, Owner will be the sole owner and possessor of the Policy and assign an interest in the Policy's death benefit and cash value to the Employer as collateral to secure repayment of Employer's premium payments with respect to the Policy; and

     Whereas, it is the intent of the Employer and Owner to define the limited extent of the Employer's security interest in the Policy;

     Now, therefore, Employer and Owner mutually agree that:

(1) INTERESTS IN THE POLICY

     The Policy, which is the subject of this Split Dollar Agreement, is issued by
------------------------
------------------------ (the "Insurer") Policy Number
------------------------ insuring the life of the Employee, or the joint lives of the Employee and the Employee's spouse (hereafter, referred to as the Insured or Insureds as appropriate). The Employer's interest in the cash value of the Policy (the "Employer's Interest") shall be equal to the total amount of the premium payments made on the Policy, however, if this Agreement remains in force for more than fifteen years from the date of execution of this Agreement, then in that event only, the Employer's Interest shall be accumulated at interest equal to a rate of 6.4575% per annum from that date forward. The Owner's interest in the cash value of the Policy (the "Owner's Interest") shall be equal to the remaining cash value of the Policy, if any, in excess of the Employer's Interest, reduced by any distributions made to the Owner.

(2) PREMIUM PAYMENTS

     On or before the due date of each premium payment on the Policies, or within the grace period provided therein, Employer will pay the entire premium due on the Policy. The Employer will make premium payments consistent with the projection attached to this Agreement as Exhibit A, but in no event beyond the termination of Employee's service with the Employer. The Employer reserves the right to make additional premium payments in its sole discretion. The Employee shall have imputed income each year in an amount equal to the annual cost of current death benefit protection on the life of the Employee, measured by the lower of (a) the PS 58 rate, as set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks. However, if the Policy was initially issued covering the joint lives of the Employee and the Employee's spouse, then while both Insureds are alive, the Employee shall have imputed income each year in an amount equal to the annual cost of current death benefit protection on the life of the Insureds,
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measured by the lower of (a) the rate designated as the PS 38 rate (or the corresponding applicable provision of any future Revenue Ruling), or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks on the joint lives of the Insureds. Upon the first death of one of the Insureds, the remaining Insured shall have imputed income each year, in an amount equal to the annual cost of current death benefit protection on the life of the remaining Insured, measured by the lower of (a) the PS 58 rate, as set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks.

(3) DEATH BENEFIT AMOUNTS

     In the event of Employee's death prior to the termination of this Agreement, the death benefit payable to the Employer (or the Employer's designated beneficiaries) under this Agreement shall be equal to the Employer's Interest in the Policy at the time of Employee's death.

     In the event of the Employee's death prior to the termination of this Agreement, the death benefit payable to the Owner (or the Owner's designated beneficiaries) shall be the excess of the total death proceeds under the Policy less the amount payable to the Employer (or the Employer's designated beneficiaries). Following the termination of this Agreement and upon the satisfaction of the Employer's Interest in the Policy, the Owner's death benefit will be equal to the total death benefit provided by the Policy.

     Owner understands that sufficiency of cash value in the Policy to provide expected amounts of death benefit under this Agreement may vary as a result of Policy performance and duration of premium payments and this is in no event guaranteed by the Employer or the Insurer.

(4) OWNERSHIP AND RIGHTS IN THE POLICY

     The Policy will be owned exclusively by the Owner or the Owner's Assignee (for purposes of this Agreement, Owner's Assignee shall be included in the definition of Owner). While this Agreement is in effect, the Employer has a security interest in the Policy limited exclusively to: (a) that portion of the cash value of the Policy equal to the Employer's Interest in the Policy; or (b) an amount of the death benefit equal to the Employer's Interest in the Policy. In addition, the Owner shall have the right to make any investment choices permitted by the Policy with respect to the cash value of the Policy, and Employer shall agree to waive this right as long as this Agreement remains in force in accordance with the established procedures of the Insurer. The Owner's rights include the right to irrevocably assign any of their rights under the Policy, with the consent of the Employer and the Insurer and to select and change beneficiaries to receive Owner's death benefits. The Owner will not be permitted to withdraw all or any portion of the cash value of the Policy, borrow against, or partially or totally surrender the Policy as long as the Collateral Assignment remains in force, unless the Employer consents in writing to such distribution. Any other rights in the Policy other than those specifically mentioned in this Agreement must be exercised with the written consent of both the Owner and the Employer.

(5) ASSIGNMENT OF POLICY TO SECURE EMPLOYER'S PAYMENTS

     To secure Employer's Interest in the Policy under this Agreement, Owner will collaterally assign the Policy to the Employer by signing the separate Collateral Assignment. The Collateral Assignment cannot be altered without the Employer's, Owner's, and Insurer's consent.

(6) TERMINATION OF SPLIT DOLLAR AGREEMENT

     This Split Dollar Agreement, and all obligations of the Employer to pay premiums under it, will terminate upon the earliest to occur of the following:

     - Death of the Insured(s);

     - Written agreement of both the Owner and the Employer to terminate this Agreement;

     - Failure of the Employer to pay any premiums due as set forth in this Agreement, in which event the Employer shall forfeit any and all Interest in the Policy; and,
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     - Failure of the Insured(s) or Owner to complete all necessary requirements for the Insurer to issue a policy.

     Upon Termination of this Agreement, the Employer shall receive the Employer's Interest, if any, in the Policy as soon as is practical, but in no event shall receipt be later than sixty (60) days from the earliest of the dates listed above. In the event of termination of this Agreement for reason other than the death of the Employee, the Employer's Interest in the Policy and under this Agreement shall be satisfied either directly from the cash value of the Policy or by direct payment by the Owner, at the discretion of the Owner. In this event, the recovery of the Employer's Interest shall be limited to the cash surrender value of the Policy at that time. In the event of Termination of this Agreement by reason of the death of the Employee, the Employer's Interest in the Policy and under this Agreement shall be satisfied through direct payment from the Insurer from the Policy proceeds.

(7) PAYMENT OF PROCEEDS OR CASH VALUE TO EMPLOYER

     Upon receipt of the Employer's Interest in the Policy, as provided above, either from the Policy, or from the Owner, the Employer will release the Collateral Assignment. Upon satisfaction of the Employer's Interest in the Policy, or in the event of termination of this Agreement pursuant to section 6(c) above, the Owner shall have unrestricted ownership to the Policy.

     Upon termination of this Split Dollar Agreement by reason of the death of the Insured (or in the event of a Policy initially issued covering the lives of the Employee and the Employee's spouse, upon the death of both Insureds), the Insurer in satisfaction of the Owner's obligations, will issue a check directly to the Employer as collateral assignee in an amount equal to the Employer's Interest in the Policy.

(8) MISCELLANEOUS

     Not an Employment Agreement. This Split Dollar Agreement does not in any way constitute an employment agreement, and the Employer reserves the right to terminate Employee's relationship with the Employer to the same extent as though the Split Dollar Agreement did not exist. This Split Dollar Agreement may be amended at any time by written agreement signed on behalf of the Employer and by the Owner.

     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and to the Owner and the Owner's successors, assigns, heirs, executor or personal representative, and beneficiaries.

     Notices. Any notice, consent or demand required or permitted under this Agreement shall be made in writing and shall be signed by the party making the notice, consent, or demand. Such notice shall be sent by United States certified mail, postage pre-paid and shall be sent to the other party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed to be the date of such notice, consent or demand.

     Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New Jersey.

(9) CLAIMS PROCEDURES

     Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Employer, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the reason for denial, with specific reference to the provisions on which the denial is based, a description of any additional material or information required and an explanation of why it is necessary, and an explanation of the program's claims review procedure.

     Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Employer. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not
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received a response sixty (60) days after receipt by the Employer of Claimant's claim or request. The claim or request shall be reviewed by the Employer which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     The decision on review shall normally be made within sixty (60) days after the Employer's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant provisions. All decisions on review shall be final and bind all parties concerned.

     IN WITNESS WHEREOF, the Employer and the Owner (or the Owner's Assignee) have signed this Split Dollar Agreement, which is effective as of the effective date of the Policy described herein.

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                                                          JOHNSON & JOHNSON
                                                          By:
                                                          ----------------------------------------------------
                                                          --------------------------------------------------------
                                                          Name and Title

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Witness                                                   Owner(1)
                                                          ------------------------------
                                                          Date

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Witness                                                   Owner(2)
                                                          ------------------------------
                                                          Date
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